EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this registration statement on Form SB-2 of our report dated April 14, 2005, relating to the consolidated financial statements of Nexicon, Inc. as of December 31, 2004 and for the years ended December 31, 2003 and 2004, and the reference to our firm as experts in the registration statement.


                                    /s/ Stark Winter Schenkein & Co., LLP
                                    --------------------------------

                                    Stark Winter Schenkein & Co., LLP
July 14, 2005
Denver, Colorado